UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2026

DATACENTREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42388	85-3651036
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

470 W 200 N STE 18
Salt Lake City, UT	84103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 403-6150

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DTCX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Public Offering

On March 26, 2026, Datacentrex, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Dominari Securities LLC (the “Placement Agent”), pursuant to which the Company agreed to issue and sell directly to investors (the “Investors”), in a best efforts offering (the “Offering”), an aggregate of (i) 4,510,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), at $2.00 per share and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 5,575,000 shares (the “Pre-Funded Warrant Shares” and together with the Shares and the Pre-Funded Warrants, the “Securities”) of the Company’s Common Stock at $1.99 per Pre-Funded Warrant.

Each Pre-Funded Warrant is exercisable until exercised in full at an exercise price of $0.01 per share. The Company is prohibited from effecting an exercise of the Pre-Funded Warrants to the extent that, as a result of such exercise, the holder together with the holder’s affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Pre-Funded Warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

Pursuant to the terms of the Placement Agency Agreement, the Company has agreed, for a period of six months from the Closing Date (as defined herein), not to issue (or enter into any agreement to issue) any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, or file or caused to be filed any registration statement relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to certain exceptions. In addition, each of the Company’s officers, and directors of the Company’s Common Stock have entered into lock-up agreements with the Company pursuant to which each of them has agreed not to, for a period of six months from the Closing Date, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions. The Company’s Chief Financial Officer, Robert Steele, has entered into a separate “lock-up” agreement containing the restrictions described above, provided that such lock-up period will end on the earlier of (x) six months after the Closing Date and (y) the date on which he ceases to be an “Affiliate” of the Company, as such term is defined in Rule 405 of the Securities Act of 1933, as amended.

The Securities were offered and sold by the Company pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-286951) (as amended, the “Registration Statement”), including a base prospectus, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 2, 2025, as amended and declared effective on May 30, 2025.

The closing of the Offering occurred on March 31, 2026 (the “Closing Date”). The gross proceeds to the Company from the Offering were approximately $20.2 million, before deducting Placement Agent fees and expenses and estimated Offering expenses payable by the Company. The Company intends to use the net proceeds received from the Offering for working capital and general corporate purposes.

Pursuant to the Placement Agency Agreement, the Company paid the Placement Agent a cash fee equal to 8% of the aggregate purchase price paid by the Investors in the Offering and a cash fee equal to 1% of the aggregate purchase price paid by the Investors in the Offering for non-accountable expenses. The Company also reimbursed the Placement Agent for all reasonable and out-of-pocket expenses incurred in connection with the Placement Agent’s engagement, including reasonable fees and expenses of the Placement Agent’s legal counsel in the amount of $250,000. Furthermore, the Company issued the Placement Agent a warrant (the “Placement Agent Warrant”) to purchase up to 806,800 shares of the Company’s Common Stock at an exercise price of $2.00 per share. The Placement Agent Warrant will be exercisable 180 days after the date of the Placement Agency Agreement and has a term of exercise equal to five years from the date of issuance.

The Placement Agency Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Placement Agency Agreement, the Pre-Funded Warrant and the Placement Agent Warrant do not purport to be complete and are qualified in their entirety by the full text of the Placement Agency Agreement, the form of Pre-Funded Warrant and the form of Placement Agent Warrant, copies of which are attached as Exhibits 1.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The legal opinion and consent of Sheppard, Mullin, Richter & Hampton LLP relating to the validity of the Securities issued in the Offering is filed herewith as Exhibit 5.1.

Waiver and Amendment

On March 26, 2026, the Company entered into a Waiver and Amendment (the “Waiver and Amendment”) with the holders of the Company’s outstanding Series A Preferred Convertible Voting Stock (the “Series A Preferred Stock”), pursuant to which such holders (i) waived any adjustment to the conversion rate of the Series A Preferred Stock that would have otherwise resulted from the Offering, and (ii) agreed to amend the certificate of designation of the Series A Preferred Stock to change the conversion rate from 15 shares to 23 shares of Common Stock and the reference rate from $3.00 to $2.00 per share of Common Stock.

The foregoing description of the Waiver and Amendment does not purport to be complete and is qualified in its entirety by the full text of the Waiver and Amendment, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2026, the Company filed the Second Amended and Restated Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of the Series A Preferred Stock (the “Second Amended and Restated Certificate of Designation”) with the Secretary of State of Nevada to amend the conversion rate from 15 shares to 23 shares of Common Stock and the reference rate from $3.00 to $2.00 per share of Common Stock.

The foregoing description of the Second Amended and Restated Certificate of Designation does not purport to be complete and is qualified in its entirety by the full text of the Second Amended and Restated Certificate of Designation, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On March 26, 2026, the Company issued a press release announcing the launch of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On March 26, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

On March 31, 2026, the Company issued a press release announcing the closing of the Offering. A copy of the press release is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
1.1	Placement Agency Agreement by and between the Company and Dominari Securities LLC dated March 26, 2026
3.1	Second Amended and Restated Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of the Series A Preferred Stock, dated March 27, 2026
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Form of Pre-Funded Warrant
10.2	Form of Placement Agent Warrant
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
99.1	Press release dated March 26, 2026
99.2	Press release dated March 26, 2026
99.3	Press release dated March 31, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datacentrex, Inc.

Date: March 31, 2026	By:	/s/ Parker Scott
	Name:	Parker Scott
	Title:	Chief Executive Officer